Exhibit 10.1
12.5% PROMISSORY NOTE

$	September , 2009
FOR VALUE RECEIVED, Fibrocell Science, Inc. (f/k/a Isolagen, Inc.), a Delaware corporation (the “Maker”), with its primary offices located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341, promises to pay to the order of                     , or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of                      dollars ($                    ) plus interest on the unpaid principal sum outstanding at the rate of 12.5% per annum.
1. Payments.
(a) The full amount of principal under this Note shall be due on June 1, 2012 (the “Maturity Date”), unless due earlier in accordance with the terms of this Note.
(b) Maker may prepay, on 3 business days prior written notice (such notice, an “Optional Redemption Notice” and the 3rd business day following such notice, the “Optional Redemption Date”), in whole or in part, the principal sum and interest under this Note without the prior written consent of Payee provided that any prepayments shall be redeemed at 125% of the outstanding amount being redeemed (any such payment, an “Optional Redemption”). The Optional Redemption Notice shall set forth the principal amount subject to such Optional Redemption. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Maker by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. The Maker’s determination to effect an Optional Redemption shall be applied ratably among the Payee and the holders of all Notes issued pursuant to the Plan of Reorganization submitted by Isologen, Inc. under Chapter 11 of Title 11 of the United States Code, 11 §§101-1532 in the United States Bankruptcy Court fort the District of Delaware, dated June 26, 2009.
(c) The Maker shall pay interest to the Payee on the aggregate outstanding principal amount of this Note at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, commencing on January 1, 2010 in cash or, at the sole election of the Maker, such interest payments may accrete to the principal amount outstanding on this Note provided that the interest rate as to any interest payments accreted to principal, shall be 15% per annum, accreted quarterly per above and payable on the Maturity Date.

2. Events of Default.
(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i) any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;
(ii) Maker or any of its subsidiaries shall commence under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing; or
(iii) the Maker shall default on any of its obligations under any indebtedness, whether such indebtedness now exists or shall hereafter be created.
(b) If any Event of Default occurs pursuant to subsections (i) or (iii), the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Payee’s election, immediately due and payable in cash. If any Event of Default occurs pursuant to subsection (ii), the full principal amount of this Note, together with all accrued interest thereon, shall become immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. No Waiver of Payee’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.
4. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.
5. Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.
6. Collection Expenses. If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.
7. Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

8. Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note. This Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Maker or its designated agent, together with a written assignment of this Note and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Maker shall execute and deliver a new Note in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled.
9. Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.
10. Due Authorization. This Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Maker, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Maker or any mortgage, indenture, contract or other agreement to which the Maker is a party or by which the Maker or any property or assets of the Maker may be bound.
11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

12. Notice. Any and all notices or other communications or deliveries to be provided by the Payee hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker, 405 Eagleview Boulevard, Exton, Pennsylvania 19341, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Payee at the address of such Payee appearing on the books of the Maker, or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.
13. Negative Covenant. Until such time as this Note is no longer outstanding, without the prior written consent of holders holding at least 66 2/3rds of the principal amount of all 12.5% Promissory Notes of the Maker, Maker shall not incur any additional Indebtedness (as defined below) except an unsecured line of credit for up to $1,000,000 in aggregate principal amount. “Indebtedness” means (a) any indebtedness or liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Maker’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized, (d) the face amount of all letters of credit issued for the account of the Maker or as to which the Maker is otherwise liable for reimbursement of drawings, (e) all obligations in respect of any exchange traded or over the counter derivatives transactions, including, without limitation, interest rate hedge agreements and currency hedge agreements, (f) all notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money and (g) all obligations owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto); provided that neither (i) indebtedness and liabilities for borrowed money or amounts owed, in all cases (A) on an unsecured basis and subordinated in right of payment to the Note and (B) in an aggregate outstanding amount not to exceed $50,000 at any time, nor (ii) trade accounts payable incurred in the ordinary course of business shall constitute “Indebtedness” for purposes of this Promissory Note.

14. Mandatory Redemption. If the Maker (i) consummates a single offering or any series of offerings within a six-month period of its equity securities with gross proceeds of at least $10 million or (ii) shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction), then, this Note shall automatically be redeemed for the then outstanding principal amount in cash plus any interest payable hereunder and any other amounts then owing hereunder within three business days of the consummation of any such transaction (such redemption, a “Mandatory Redemption” and the date such amounts are due, the “Mandatory Redemption Date”)). For purposes of this Section 14, a “Change of Control Transaction” shall mean the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 33% of the voting securities of the Maker, (b) the Maker merges into or consolidates with any other person, or any person merges into or consolidates with the Maker and, after giving effect to such transaction, the stockholders of the Maker immediately prior to such transaction own less than 50% of the aggregate voting power of the Maker or the successor entity of such transaction, (c) the Maker sells or transfers all or substantially all of its assets to another person and the stockholders of the Maker immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the board of directors of the Maker which is not approved by a majority of those individuals who are members of the board of directors of the Maker on the date hereof (or by those individuals who are serving as members of the board of directors of the Maker on any date whose nomination to the board of directors of the Maker was approved by a majority of the members of the board of directors of the Maker who are members on the date hereof), or (e) the execution by the Maker of an agreement to which the Maker is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. If any portion of the payment pursuant to a Mandatory Redemption shall not be paid by the Maker by the applicable Mandatory Redemption Date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

FIBROCELL SCIENCE, INC.
By:
Name:
Title:

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